EXHIBIT 99.1
LGI Homes Reports First Quarter 2022 Results and Updates 2022 Guidance
THE WOODLANDS, Texas, May 3, 2022 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the first quarter 2022.
First Quarter 2022 Highlights and Comparisons to First Quarter 2021
•Net Income decreased 21.0% to $78.7 million, or $3.30 Basic EPS and $3.25 Diluted EPS
•Net Income Before Income Taxes decreased 19.2% to $99.6 million
•Home Sales Revenues decreased 22.7% to $546.1 million
•Home Closings decreased 37.6% to 1,599 homes closed
•Average Sales Price increased 23.9% to $341,495
•Gross Margin as a Percentage of Homes Sales Revenues increased 210 basis points to 29.0%
•Adjusted Gross Margin* as a Percentage of Home Sales Revenues increased 180 basis points to 30.3%
•Total Owned and Controlled lots of 93,270 at March 31, 2022
•Active Selling Communities at March 31, 2022 of 88
•Ending backlog of 2,429 homes at March 31, 2022
•Ending backlog Value of $849.1 million at March 31, 2022
*Non-GAAP
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.
Balance Sheet Highlights
•475,055 shares of common stock repurchased during the first quarter of 2022 for an aggregate amount of $57.7 million
•Total liquidity of $161.6 million at March 31, 2022, including cash and cash equivalents of $53.3 million and $108.3 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 40.0% at March 31, 2022, compared to 35.1% at December 31, 2021
Management Comments
“Following our record performance in 2021, we are off to a strong start to what we expect to be another year of profitable growth for our Company” stated Eric Lipar, Chairman and Chief Executive Officer of LGI Homes.
“Despite supply chain headwinds, we delivered strong first quarter operational results. Our average sales price was a record $341,495, representing an increase of 23.9% over the first quarter of last year. Absorptions for the quarter came in at 6.0 closings per community, per month, significantly outperforming our historical average of 5.5. Additionally, we delivered record profitability in virtually all our key metrics, including our highest gross margin and adjusted gross margin in Company history and new first quarter records in pre-tax net income margin and net income margin.
“As expected, cost pressures and supply chain disruptions continue to impact our operations and we are working side-by-side with our trade partners and the municipalities where we operate to limit those impacts on our customers. Additionally, while demand for new homes continues to outpace supply, it is clear we are no longer operating in the frenzied atmosphere that dominated our industry at this time last year. However, despite early signs that demand is moderating, the primary constraint to closing more homes continues to be extended cycle times and delays in the opening of new communities.
“Based on our performance to date, we are updating our full year guidance to reflect our new expectations of delivering an average sales price in a range between $335,000 and $350,000, gross margins between 27.0% and 29.0% and adjusted gross margins between 28.5% and 30.5%.”
Mr. Lipar concluded, “The upward revisions in our full year pricing and margin guidance demonstrate our positive outlook and continued confidence in LGI Homes’ ability to deliver significant profitability, sustainable growth and strong stockholder returns in 2022 and for years to come.”

Full Year 2022 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release, the Company updates its prior full year 2022 guidance. The Company now believes that its average sales price per home closed will be between $335,000 and $350,000, its gross margin as a percentage of home sales revenues will be between 27.0% and 29.0% and its adjusted gross margin (non-GAAP) as a percentage of home sales revenues will be between 28.5% and 30.5% with capitalized interest accounting for substantially all the difference between gross margin and adjusted gross margin as a percentage of home sales revenues.
This updated outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2022 are similar to those experienced to date in 2022 and that construction costs, availability of land, land development costs and overall absorption rates in the remainder of 2022 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development, home construction and COVID-19 are similar to those currently in place. Any further COVID-19 governmental restrictions on land development, home construction or home sales could negatively impact the Company’s ability to achieve this guidance.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, May 3, 2022 (the “Earnings Call”). The Earnings Call will be hosted by Eric Lipar, Chief Executive Officer and Chairman of the Board, and Charles Merdian, Chief Financial Officer and Treasurer.
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at www.lgihomes.com. The Earnings Call can also be accessed by dialing (855) 433-0929, or (970) 315-0256 for international participants.
An archive of the webcast will be available for replay on the Company’s website for one year from the date of the conference call. A replay of the Earnings Call will also be available later that day by calling (855) 859-2056, or (404) 537-3406 and using conference ID “9267237”. This replay will be available until May 10, 2022.
About LGI Homes, Inc.
LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes. As one of America’s fastest growing companies, LGI Homes has a notable legacy of more than 19 years of homebuilding excellence, over which time it has closed more than 50,000 homes and has been profitable every year. Headquartered in The Woodlands, Texas, LGI Homes has operations across 35 markets in 19 states and, since 2018, has been ranked as the 10th largest residential builder in the United States based on units closed. Nationally recognized for its quality construction and exceptional customer service, LGI Homes’ commitment to excellence extends to its more than 900 employees, earning the Company numerous workplace awards at the local, state and national level, including Top Workplaces USA’s 2022 Cultural Excellence Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.

Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning projected 2022 average sales price per home closed, gross margin as a percentage of home sales revenues and adjusted gross margin as a percentage of homes sales revenues, and the impact of the COVID-19 pandemic and its effect on the Company, its business, customers, subcontractors, and its markets, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company's business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and subsequent filings by the Company with the Securities and Exchange Commission. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	March 31,	December 31,
	2022	2021
ASSETS
Cash and cash equivalents	$53,325	$50,514
Accounts receivable	48,489	57,909
Real estate inventory	2,335,570	2,085,904
Pre-acquisition costs and deposits	39,171	40,702
Property and equipment, net	19,420	16,944
Other assets	83,307	81,676
Deferred tax assets, net	2,933	6,198
Goodwill	12,018	12,018
Total assets	$2,594,233	$2,351,865

LIABILITIES AND EQUITY
Accounts payable	$21,965	$14,172
Accrued expenses and other liabilities	145,921	136,609
Notes payable	1,003,596	805,236
Total liabilities	1,171,482	956,017

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,187,895 shares issued and 23,666,284 shares outstanding as of March 31, 2022 and 26,963,915 shares issued and 23,917,359 shares outstanding as of December 31, 2021	271	269
Additional paid-in capital	297,451	291,577
Retained earnings	1,442,608	1,363,922
Treasury stock, at cost, 3,521,611 shares and 3,046,556 shares, respectively	(317,579)	(259,920)
Total equity	1,422,751	1,395,848
Total liabilities and equity	$2,594,233	$2,351,865

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Home sales revenues	$546,050	$705,953

Cost of sales	387,643	516,004
Selling expenses	34,398	42,783
General and administrative	28,289	24,723
Operating income	95,720	122,443
Other income, net	(3,830)	(833)
Net income before income taxes	99,550	123,276
Income tax provision	20,864	23,618
Net income	$78,686	$99,658
Earnings per share:
Basic	$3.30	$3.99
Diluted	$3.25	$3.95

Weighted average shares outstanding:
Basic	23,837,170	24,950,867
Diluted	24,194,321	25,220,872

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin, adjusted net income and adjusted earnings per share.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended March 31,
	2022	2021
Home sales revenues	$546,050	$705,953
Cost of sales	387,643	516,004
Gross margin	158,407	189,949
Capitalized interest charged to cost of sales	4,513	10,672
Purchase accounting adjustments (1)	2,282	812
Adjusted gross margin	$165,202	$201,433
Gross margin % (2)	29.0%	26.9%
Adjusted gross margin % (2)	30.3%	28.5%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.
Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count and Average Monthly Absorption Rates by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended March 31, 2022					As of March 31, 2022
	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$262,298	844	$310,780	30.0	9.4	29
Southeast	72,463	238	304,466	20.0	4.0	21
Northwest	102,874	201	511,811	10.3	6.5	9
West	55,583	142	391,430	10.0	4.7	10
Florida	52,832	174	303,632	18.7	3.1	19
Total	$546,050	1,599	$341,495	89.0	6.0	88

	Three Months Ended March 31, 2021					As of March 31, 2021
	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$288,750	1,127	$256,211	37.3	10.1	38
Southeast	136,551	548	249,181	27.7	6.6	29
Northwest	118,191	296	399,294	10.6	9.3	11
West	81,148	249	325,896	10.7	7.8	11
Florida	81,313	341	238,455	20.0	5.7	21
Total	$705,953	2,561	$275,655	106.3	8.0	110

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the three months ended March 31, 2022 and (ii) owned or controlled lots by reportable segment as of March 31, 2022.

	Three Months Ended March 31, 2022	As of March 31, 2022
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	844	23,769	13,999	37,768
Southeast	238	15,822	5,620	21,442
Northwest	201	6,790	2,559	9,349
West	142	8,358	7,040	15,398
Florida	174	4,340	4,973	9,313
Total	1,599	59,079	34,191	93,270
(1)Of the 59,079 owned lots as of March 31, 2022, 47,222 were raw/under development lots and 11,857 were finished lots, including 676 completed homes, including information centers, and 3,762 homes in progress.
Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

Backlog Data	Three Months Ended March 31,
	2022 (4)	2021 (5)
Net orders (1)	1,973	5,229
Cancellation rate (2)	15.6%	10.5%
Ending backlog – homes (3)	2,429	5,632
Ending backlog – value (3)	$849,117	$1,595,879
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.
(3)Ending backlog consists of homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts for which vertical construction is generally set to occur within the next six to twelve months. Ending backlog is valued at the contract amount.
(4)As of March 31, 2022, the Company had 374 units related to bulk sales agreements associated with its wholesale business.

(5)As of March 31, 2021, the Company had 1,344 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Vice President of Investor Relations
(281) 210-2586
investorrelations@lgihomes.com